S&W Announces Second Quarter Fiscal 2023 Financial Results

LONGMONT, Colorado – February 13, 2023 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the three months ended December 31, 2022.

Q2 2023 Financial and Recent Highlights

•
Revenue for the second quarter of fiscal 2023 was $12.9 million, an increase of 2% compared to the second quarter of fiscal 2022, driven primarily by the Company's U.S. sorghum and international alfalfa sales.
•
GAAP gross profit margin for the second quarter of fiscal 2023 was 21.3%, an improvement of 820 basis points compared to 13.1% in the second quarter of 2022, reflective of the Company's execution on its gross margin expansion initiatives.
•
Operating expenses decreased by $1.6 million for the second quarter of fiscal 2023 to $9.0 million for the second quarter of fiscal 2022, as the Company worked to align its cost structure to support its key centers of value.
•
GAAP net loss was $(6.0) million, or $(0.14) per basic and diluted share, for the second quarter of fiscal 2023, compared to GAAP net loss of $(9.8) million, or $(0.25) per basic and diluted share, for the second quarter of fiscal 2022.
•
Adjusted EBITDA (see Table B) improved by $1.9 million to $(4.6) million for the second quarter of fiscal 2023, compared to the second quarter of fiscal 2022, primarily driven by gross margin expansion and cost structure alignment.
•
S&W is reiterating its fiscal year 2023 revenue and adjusted EBITDA guidance.
•
S&W entered into a joint venture with Shell to develop and produce sustainable biofuel feedstocks.

Shell Joint Venture

On February 7, 2023, S&W announced the execution of an agreement to establish a joint venture (the “JV”) for the purpose of developing novel plant genetics for oil seed cover crops as feedstocks for biofuel production. The JV company, named Vision Bioenergy Oilseeds LLC, is 66% owned by Shell and 34% owned by S&W.

The JV intends to develop Camelina (“Camelina sativa”) and other oilseed species from which oil and meal can be extracted for future processing into animal feed, biofuels, and other bioproducts. The JV expects to carry out initial grain production in late calendar year 2023.

S&W contributed its expertise in seed research, technology, production, and processing to the JV, including its seed processing and research facilities in Nampa, Idaho, and certain key personnel.

At closing, Shell contributed $13 million to the JV company, and is required to make an additional $12 million cash contribution to the JV company in February 2024. These capital contributions are expected to fund the JV company’s operations for a few years. Shell also paid $7 million to S&W and paid off S&W’s $7 million promissory note with Rooster Capital, LLC, which was secured by a priority security interest in the property, plant and fixtures located at the Nampa facilities.

Management Discussion

"During the second quarter of fiscal 2023, we maintained our diligent focus on commercial execution to achieve our goals of driving growth, improving gross margins and reducing operating expenses. We saw strong growth in Double Team sorghum revenue due to early season sales in the U.S. as well as growth in international alfalfa sales due to improved conditions in MENA, an improvement to gross margins of 820 basis points due in part to Double Team as well as improved international alfalfa margins, and a $1.9 million year-over-year improvement in adjusted EBITDA.”

“We believe our agreement with Shell to establish the JV is transformational for S&W. By partnering with a world leader like Shell and leveraging our seed, processing and technological capabilities within Camelina, we believe we have an opportunity to be at the forefront of the evolution taking place to produce sustainable low carbon energy solutions. This JV adds a new center of value for S&W and has the ability to enhance the financial outlook for the company going forward.”

“As we enter the back half of our fiscal year, we are focused on advancing our biofuel JV, with initial grain production expected in late calendar 2023, and developing the key centers of value we outlined previously. Further, we and Trigall Genetics entered into the wheat breeding joint venture for Australia, and continue to assess further potential value-generating transactions. With two consecutive quarters highlighting significant improvement in our operational results and the execution of critical joint ventures, I look forward to the second half of fiscal 2023.”

Financial Results

Total revenue for the second quarter of fiscal 2023 was $12.9 million, compared to total revenue for the second quarter of fiscal 2022 of $12.6 million. The $0.3 million increase in revenue was primarily due to a $1.0 million increase in North America sorghum sales associated with the Company’s Double Team next generation non-GMO herbicide tolerant sorghum solution, an increase of $1.9 million in alfalfa sales to MENA, and a $0.2 million increase in pastures sales in Australia. This was offset by a decrease in sales of sorghum to the MENA region of $1.4 million, a $0.7 million decrease in alfalfa sales to the North America, and a $0.7 million decrease in North America service revenue.

GAAP gross margins for the second quarter of fiscal 2023 were 21.3% compared to GAAP gross margins of 13.1% in the second quarter of fiscal 2022. The improvement in GAAP gross margins was primarily driven by the increased sales of the Company’s higher margin Double Team sorghum solution in North America, improved alfalfa margins in the MENA region due to improved market pricing, decreased sales of lower margin sorghum products in the MENA region and dormant alfalfa in North America, and the minimization of inventory write-downs. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 22.4% in the second quarter of fiscal 2023 compared to 16.6% in the second quarter of fiscal 2022.

GAAP operating expenses for the second quarter of fiscal 2023 were $9.0 million, compared to $10.6 million in the second quarter of fiscal 2022. The $1.6 million decrease in operating expenses for the second quarter of fiscal 2023 was primarily attributed to a $0.9 million decrease in selling, general and administrative expenses and a $0.6 million decrease in research and development. The decrease is a result of the Company's focus on aligning its cost structure to support its key centers of value.

GAAP net loss for the second quarter of fiscal 2023 was $(6.0) million, or $(0.14) per basic and diluted share, compared to GAAP net loss of $(9.8) million, or $(0.25) per basic and diluted share, in the second quarter of fiscal 2022.

Adjusted net loss (see Table A2) for the second quarter of fiscal 2023 was $(5.3) million, or $(0.13) per basic and diluted share, excluding interest expense - amortization of debt discount, non-recurring transaction costs, and dividends accrued for participating securities and accretion. Adjusted net loss (see Table A2) for the second quarter of fiscal 2022, excluding change in contingent consideration obligation, and interest expense - amortization of debt discount, was $(10.1) million, or $(0.26) per basic and diluted share.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2023 was $(4.6) million, compared to adjusted EBITDA of $(6.6) million in the second quarter of fiscal 2022.

Fiscal 2023 Guidance

S&W is reiterating its previously issued guidance for fiscal 2023 revenue and adjusted EBITDA. The Company expects fiscal 2023 revenue to be within a range of $80 to $92 million, representing an expected increase of 12% to 29% compared to fiscal 2022 revenue of $71.4 million. Adjusted EBITDA is expected to be in the range of $(7.0) million to $(2.0) million for fiscal 2023, compared to adjusted EBITDA of $(23.8) million in fiscal 2022.

As the JV with Shell is expected to be accounted for as an equity method investment, the JV with Shell is not expected to have a material impact on S&W’s full-year financial results for fiscal 2023.

Conference Call

S&W Seed Company has scheduled a conference call for Monday, February 13, 2023, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 4971985. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted gross margins; as well as adjusted net loss and adjusted net loss per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2 and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2023 to net income (loss) because the reconciling line items that impact net income (loss), including interest expense, non-cash stock-based compensation, and foreign currency (gain) loss, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2023 will have a significant impact on net income (loss). Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to interest expense, interest expense – amortization of debt discount, benefit from income taxes, depreciation and amortization, and non-recurring transaction costs related to acquisitions. Acquisition-related costs include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Gain on disposal of intangible assets. The gain is the result of our transfer of certain intellectual property rights under a license agreement to Trigall Australia as part of our equity investment in the joint venture. This is a unique item unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation. The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics. These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins. We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted net loss and loss per share. We define adjusted net loss as net loss attributable to S&W Seed Company less interest expense – amortization of debt discount, non-recurring transaction costs, change in contingent consideration obligation and dividends accrued for participating securities and accretion. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define adjusted EBITDA as GAAP net loss, adjusted to exclude interest expense, interest expense – amortization of debt discount, benefit from income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, gain on disposal of intangible assets, change in contingent consideration obligation, dividends accrued for participating securities and accretion, and gain on sale of equity investment. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W is currently focused on commercializing stevia products, entering the camelina market and developing products to address unmet market needs through high-value improved traits in its crops. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2023; the expected timing of initial grain production by the JV; the anticipated impact of the JV on our business and future prospects, including our positioning to be at the forefront of sustainable low carbon energy solutions as well as our financial outlook going forward; the ability of Shell’s cash contributions to the JV company to fund the JV’s operations for a few years; our focus during the second half of fiscal 2023 on the JV and our four key centers of value; and our plans for the advancement of our business strategy. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for the JV’s products; the effects of the COVID-19 pandemic and other geopolitical and macroeconomic events, such as global inflation, supply chain disruptions, uncertain market conditions and the ongoing military conflict between Russia and Ukraine and related sanctions, on our business and operations as well as those of the JV, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of the JV, our customers, distributors and suppliers; sufficiency of the JV’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; our potential transactions under negotiation may not result in consummated transactions; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team™, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team™ sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our efforts to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance for fiscal 2023; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2022 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$12,937,802	$12,631,409	$32,803,667	$28,163,090
Cost of revenue	10,188,511	10,971,045	25,549,865	23,376,057
Gross profit	2,749,291	1,660,364	7,253,802	4,787,033
Operating expenses
Selling, general and administrative expenses	6,241,461	7,091,093	11,294,058	12,678,727
Research and development expenses	1,503,473	2,110,413	3,018,853	4,105,541
Depreciation and amortization	1,253,904	1,373,653	2,590,338	2,704,698
Total operating expenses	8,998,838	10,575,159	16,903,249	19,488,966
Loss from operations	(6,249,547)	(8,914,795)	(9,649,447)	(14,701,933)
Other (income) expense
Foreign currency loss	176,624	258,482	367,539	421,028
Gain on disposal of intangible assets	(1,796,252)	—	(1,796,252)
Change in contingent consideration obligation	—	(466,376)	—	(528,630)
Interest expense - amortization of debt discount	578,112	221,196	861,755	413,391
Interest expense, net	1,092,327	589,694	1,879,006	1,142,539
Gain on sale of equity investment	(32,030)	—	(32,030)	—
Other income (expense)	4,561	23,771	(39,709)	(10,589)
Loss before income taxes	(6,272,889)	(9,541,562)	(10,889,756)	(16,139,672)
(Benefit from) provision for income taxes	(282,296)	257,776	(383,960)	91,974
Net loss	(5,990,593)	(9,799,338)	(10,505,796)	(16,231,646)
(Loss) income attributable to noncontrolling interests	(4,588)	13,537	(10,850)	(729)
Net loss attributable to S&W Seed Company	$(5,986,005)	$(9,812,875)	$(10,494,946)	$(16,230,917)

Calculation of net loss for loss per share:
Net loss attributable to S&W Seed Company	$(5,986,005)	$(9,812,875)	$(10,494,946)	$(16,230,917)
Dividends accrued for participating securities and accretion	(114,062)	—	(228,123)	—
Net loss attributable to common shareholders	$(6,100,067)	$(9,812,875)	$(10,723,069)	$(16,230,917)

Net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.14)	$(0.25)	$(0.25)	$(0.43)
Weighted average number of common shares outstanding, basic and diluted	42,651,270	38,461,049	42,627,645	37,617,457

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Gross profit	$2,749,291	$1,660,364	$7,253,802	$4,787,033

Inventory write-downs	147,202	435,035	685,200	742,035

Non-GAAP adjusted gross profit	$2,896,493	$2,095,399	$7,939,002	$5,529,068

Non-GAAP adjusted gross margin	22.4%	16.6%	24.2%	19.6%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net loss attributable to S&W Seed Company	$(5,986,005)	$(9,812,875)	$(10,494,946)	$(16,230,917)

Interest expense - amortization of debt discount	578,112	221,196	861,755	413,391

Non-recurring transaction costs	189,125	—	262,618	—

Change in contingent consideration obligation	—	(466,376)	—	(528,630)

Dividends accrued for participating securities and accretion	(114,062)	—	(228,123)	—

Non-GAAP adjusted net loss	$(5,332,830)	$(10,058,055)	$(9,598,696)	$(16,346,156)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share, basic and diluted	$(0.13)	$(0.26)	$(0.23)	$(0.43)
Weighted average number of common shares outstanding, basic and diluted	42,651,270	38,461,049	42,627,645	37,617,457

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss attributable to S&W Seed Company	$(5,986,005)	$(9,812,875)	$(10,494,946)	$(16,230,917)

Interest expense, net	1,092,327	589,694	1,879,006	1,142,539

Interest expense - amortization of debt discount	578,112	221,196	861,755	413,391

Benefit from income taxes	(282,296)	257,776	(383,960)	91,974

Depreciation and amortization	1,253,904	1,373,653	2,590,338	2,704,698

Non-recurring transaction costs	189,125	—	262,618	—

Non-cash stock-based compensation	305,894	1,014,203	762,006	1,408,515

Foreign currency loss	176,624	258,482	367,539	421,028

Gain on disposal of intangible assets	(1,796,252)	-	(1,796,252)	-

Change in contingent consideration obligation	—	(466,376)	—	(528,630)

Dividends accrued for participating securities and accretion	(114,062)	—	(228,123)	—

Gain on sale of equity investment	(32,030)	—	(32,030)	—

Non-GAAP adjusted EBITDA	$(4,614,659)	$(6,564,247)	$(6,212,049)	$(10,577,402)

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	June 30,
	2022	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,328,172	$2,056,508
Accounts receivable, net	24,099,180	19,051,236
Inventories, net	52,952,095	54,515,894
Prepaid expenses and other current assets	3,282,244	1,605,987
TOTAL CURRENT ASSETS	81,661,691	77,229,625
Property, plant and equipment, net	15,706,571	16,871,669
Intangibles, net	30,951,270	34,095,827
Right of use asset - operating leases	4,234,241	4,094,253
Other assets	1,667,034	1,496,477
TOTAL ASSETS	$134,220,807	$133,787,851
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$15,275,082	$15,901,116
Deferred revenue	6,184,025	605,960
Accrued expenses and other current liabilities	9,452,112	10,788,740
Current portion of working capital lines of credit, net	41,410,217	12,678,897
Current portion of long-term debt, net	7,743,900	8,316,783
TOTAL CURRENT LIABILITIES	80,065,336	48,291,496
Long-term working capital lines of credit, less current portion	—	21,703,286
Long-term debt, net, less current portion	3,731,856	3,992,540
Other non-current liabilities	3,338,740	3,587,041
TOTAL LIABILITIES	87,135,932	77,574,363
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at December 31, 2022 and June 30, 2022	5,032,942	4,804,819
TOTAL MEZZANINE EQUITY	5,032,942	4,804,819
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 42,788,423 issued and 42,763,423 outstanding at December 31, 2022; 42,608,758 issued and 42,583,758 outstanding at June 30, 2022	42,788	42,609
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	165,444,354	163,892,575
Accumulated deficit	(116,596,626)	(105,873,557)
Accumulated other comprehensive loss	(6,735,375)	(6,560,600)
Noncontrolling interests	30,988	41,838
TOTAL STOCKHOLDERS' EQUITY	42,051,933	51,408,669
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$134,220,807	$133,787,851

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,505,796)	$(16,231,646)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	762,007	1,408,515
Allowance for doubtful accounts	(125,209)	221,163
Inventory write-down	685,200	742,035
Depreciation and amortization	2,590,338	2,704,698
Gain on disposal of property, plant and equipment	(4,411)	-
Gain on sale of equity investment	(32,030)	-
Gain on disposal of intangible assets	(1,796,252)	-
Change in deferred tax provision	(259,747)	—
Change in foreign exchange contracts	19,466	239,713
Foreign currency transactions	(200,667)	—
Change in contingent consideration obligation	—	(528,630)
Amortization of debt discount	861,755	413,391
Changes in:
Accounts receivable	(3,968,108)	2,513,639
Inventories	557,442	(5,741,778)
Prepaid expenses and other current assets	20,736	170,844
Other non-current asset	(733,165)	(95,186)
Accounts payable	(385,529)	1,131,032
Deferred revenue	5,578,365	5,504,147
Accrued expenses and other current liabilities	(1,256,423)	(505,240)
Other non-current liabilities	(207,625)	(12,521)
Net cash used in operating activities	(8,399,653)	(8,065,824)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(154,997)	(1,227,368)
Proceeds from disposal of property, plant and equipment	3,660	21,113
Net proceeds from sale of equity investment	400,000	—
Proceeds from joint venture transaction	2,000,000	—
Net cash provided by (used in) investing activities	2,248,663	(1,206,255)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	—	4,920,693
Taxes paid related to net share settlements of stock-based compensation awards	(12,949)	(158,288)
Borrowings and repayments on lines of credit, net	6,598,076	3,911,452
Borrowings of long-term debt	285,005	875,683
Debt issuance costs	(359,527)	(112,084)
Repayments of long-term debt	(1,063,661)	(737,843)
Net cash provided by financing activities	5,446,944	8,699,613
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(24,290)	(233,405)
NET DECREASE IN CASH & CASH EQUIVALENTS	(728,336)	(805,871)
CASH AND CASH EQUIVALENTS, beginning of the period	2,056,508	3,527,937
CASH AND CASH EQUIVALENTS, end of period	$1,328,172	$2,722,066